Exhibit 10.37

Contract No.: H.Y. (2020) S. _ L.D.Zi (TUO YI) No.101

Working Capital Loan Contract

(Corporate Business)

[Unofficial English Translation]

China Resources Bank of Zhuhai Co., Ltd.

February 2020 Version

Working Capital Loan Contract

This contract is (mark “√” in ☐ if applicable, and mark “X” if not applicable, the same below):

☐ Single business contract that is not within the quota.

√ Specific business contract within the credit line. Name of the credit agreement: General Credit Agreement

Quota Contract No.: H. Y. 2020 S.Z.Zi TUO YI No.108

Borrower: United Time Technology Co., Ltd. _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

Lender: China Resources Bank of Zhuhai Co., Ltd. Shenzhen Branch________________________

The Borrower applies to the Lender for a working capital loan for capital turnover. Upon examination, the Lender agrees to issue the loan according to the terms and conditions of this Contract. In order to clarify the rights and obligations of the Borrower and the Lender, this Contract is hereby entered into by and between both parties through friendly negotiation in accordance with laws, regulations and rules of the People’s Republic of China.

Chapter I Purpose of the Loan

Article I Upon negotiation, both parties agree that

1. The loan under this Contract shall only be used by the Borrower for working capital turnover, specifically payment for goods.

2. Without the prior written consent of the Lender, the Borrower shall not change the purpose of loan specified in this Contract.

3. The Borrower undertakes that the loan under this Contract shall neither flow into the securities market or futures market nor be used for equity investment, real estate project development, lending or projects that are not allowed to be operated as clearly stipulated by laws and regulations of other countries. Otherwise, the Lender has the right to announce the early maturity of the loan.

Chapter II Currency, Amount and Term of Loan

Article II The amount of loan under this Contract is RMB (currency) Twenty-two Million (in words).

Article III The term of loan under this Contract shall start from November 18, 2020 to November 18, 2021.

If the starting date of the first loan under this Contract is inconsistent with that of the aforesaid loan term, the actual lending date specified in the first loan receipt/voucher shall be the starting date of the loan term under this Contract, and the maturity date of the loan term shall be adjusted accordingly. The maturity date of subsequent loans under this Contract shall not exceed that of the adjusted loan term.

Chapter III Loan Interest Rate and Interest Calculation Method

Article IV The Borrower shall pay the loan interest to the Lender for the loan under this Contract issued by the Lender in accordance with this Contract. The annual interest rate of the loan under this Contract is:

1. RMB Interest Rate:

√ By fixed interest rate. The loan interest rate under this Contract is based on the one-year loan prime rate (LPR) issued by the National Interbank Funding Center on the workday prior to the loan issuance date, plus (plus/minus) 165 base points (0.01% for one base point), i.e. the fixed interest rate applied for this Contract is 5.5%. If the loan is withdrawn by installments, the loan interest rate for each withdrawal shall be subject to the written confirmation or the loan receipt between the two parties. The interest rate shall remain the same during the term of the loan.

☐ By floating interest rates. The loan interest rate for each loan issued for the first time (the first period) under this Contract shall be based on the _____year loan prime rate (LPR) issued by the National Interbank Funding Center on the working day prior to the loan issue date, _____ (plus/minus) _____ base points (0.01% for one base point). Each loan shall be paid in __/__ (1/3/6/12) months as a period from the loan issue date to the date of full repayment of principal and interest under this Contract, with the interest rate to be adjusted and calculated by period. The interest rate of the second and later periods shall be determined on the day corresponding to the date after a period of a deposit is fully withdrawn. On that day, the Lender shall adjust the loan interest rate and apply the new interest rate according to the LPR and the floating range of the aforesaid period issued by the National Interbank Funding Center on the previous workday. Should no date be corresponding to the day of withdrawal in the current month, the last day of the said month shall be the corresponding date. If the National Interbank Funding Center does not announce the LPR of the corresponding period on the workay before the day when interest rate is determined, the LPR issued by the National Interbank Funding Center on the previous workday shall prevail, and so on. If the loan is withdrawn in batches, the loan interest rate for each withdrawal shall be determined as per the above-mentioned agreement. Specifically, the LPR and adjustment period shall be determined according to the agreed rules. The floating ratio and actual interest rate shall be subject to the written confirmation or the loan receipt agreement between the two parties.

2. Foreign currency interest rate:

☐ (1) Floating interest rate. The floating period is_____ month(s):

The price shall be adjusted every_____ month(s) from the date of actual withdrawal (or the first day of actual withdrawal if withdrawn in batches). The repricing date is the date corresponding to the actual date of withdrawal in the month of repricing. If there is no corresponding date in the current month, the last day of the month shall be the repricing date.

The loan interest rate in the first floating period is _____ (in words) month(s) __/__ (LIBOR/HTBOR) + _____BP interest margin.

After each floating period ends, the loan interest rate shall be repriced with the interest margin of _____ (in words) month(s) _____ (LIBOR/HIBOR) + _____BP as the applicable rate for the next floating period.

☐ (2) The loan interest rate under this Contract is a fixed interest rate, i.e. _ _/_ _, which will remain unchanged during the loan term.

☐ (3)Other agreements: _____________________________________________

LIBOR and HIBOR respectively refer to the interbank offered rate of the above terms and currencies valid at that time provided by financial and telecommunication terminals such as Reuters before 9:00 a.m. [Beijing time] on a statutory workday in China prior to the actual withdrawal date or repricing date.

BP (BASIS POINT) refers to the minimum changeable unit of interest margin, 1BP=0.01%.

3. Method of loan interest calculation and payment:

The date of interest payment shall be governed by Article XV of this Contract. The loan interest shall be accrued on a daily basis, and a fixed interest rate shall be applied. The interest shall be calculated at the agreed rate for settlement. For loans with floating interest rate, the interest shall be calculated as per the interest rate determined in the current floating period. If interest rate fluctuates several times in a single settlement period, the interest in each floating period shall be calculated first, and then the interest in such settlement period shall be calculated by summing up the interest in repayment date and that of total floating periods.

The Borrower shall pay the Lender the interest due on the repayment date. The first interest payment date shall be the first repayment date after the issuance of loan. At the last repayment, interest shall be settled along with the principal. If the Borrower fails to pay interest at the repayment date under this Contract, a compound interest shall be calculated and collected from the next day.

Article V Apart from GBP and HKD that are subject to 365 days per year, the interest of the loan under this Contract shall be calculated on the basis of 360 days per year, and shall be collected according to the actual lending amount from the date when the loan is transferred to the Lender.

Article VI Default Interest and Default Interest Rate

1. If the Borrower fails to repay the RMB loan in accordance with this Contract, the Lender has the right to collect default interest for the actual days from the date when the loan becomes overdue to the actual date of settlement. The default interest rate shall be the loan interest rate in this Contract plus 50% thereof, and a compound interest shall be collected according to the default interest rate for the interest that cannot be paid on time.

2. Default interest rate of overdue loan in foreign currency:

☐The loan interest rate in Article IV of this Contract plus 50% thereof.

☐LIBOR/HIBOR+_____BP before 9:00 a.m. [Beijing Time] on the statutory workday in China prior to the date when the loan becomes overdue.

3. If the Borrower fails to use the loan for the purposes specified in this Contract, the Lender shall have the right to collect default interest for the days actually overdue from date when the Borrower misappropriates the loan to the date when the Borrower pays off all the loans at a default interest rate of the loan interest rate specified in this Contract plus 100% thereof. A compound interest shall be collected for the interest that cannot be paid on time according to the default interest rate.

Article VII If a loan is overdue and not used for the purpose specified in this Contract, the default interest rate shall be calculated at the one whichever is higher.

Chapter IV Loan Issuance and Use

Article VIII Except the waiver by the Lender in full or in part, the Lender shall be obliged to issue the loan only if the following preconditions are constantly satisfied:

1. Documents (including but not limited to the fund payment plan to be submitted by the Borrower before loan issuance, or the transaction information on the loan payment like the Power of Attorney for Payment of Loan Funds and transaction contract) required by the Lender have been fully provided by the Borrower, and the information stated therein remains unchanged. Meanwhile, such documents remain valid without any major or substantial adverse change or any other major adverse circumstance that may affect the performance of this Contract.

2. If the loan under this Contract is secured, the Borrower shall ensure that the legal procedures such as notarization and registration of the guarantee contract and/or insurance of the guarantee shall be completed as required by the Lender, and such guarantee and insurance shall remain valid.

3. The loan is used in compliance with laws and regulations, loan contract and related business contract.

4. The Borrower has completed the loan receipt/loan voucher related to this withdrawal.

The loan receipt/loan voucher is an integral part of this Contract and has the same legal effect as this Contract. If the loan amount, loan term and interest rate of the day of issuance under this Contract are inconsistent with those specified in the loan receipt/loan voucher, the loan receipt/loan voucher shall prevail.

5. The Borrower is not involved in any event of default specified herein.

6. Other Agreements:______________________________/____________________________________________

Article IX The Lender shall transfer the loans to the loan issuing account in the following ways. The account information is as follows:

Bank: Shenzhen Science and Technology Park Branch of China Resources Bank of Zhuhai Co., Ltd.

Account Name: United Time Technology Co., Ltd.

Account No.: 213226797988400001

Without the consent of the Lender, the online bank payment and exchange services shall not be provided to the loan issuing account.

√ 1. Transfer by lump sum. The Lender shall transfer all the loans to the loan issuing account on MM, DD, YYYY.

☐ 2. Transfer in batches on irregular basis:

Transfer for actual need. The specific times, amount and term shall be subject to the loan receipt/loan voucher recorded at the time of transfer.

☐ 3. Other agreements:__________________________________________________________________________

Article X The payment methods of loan funds under this Contract include entrusted payment by the Lender and independent payment by the Borrower.

Entrusted payment by the Lender means that the Lender pays the loan to the Borrower’s trading object to the purpose specified in this Contract through the loan issuing account based on the Borrower’s withdrawal application and payment entrustment.

Independent payment by the Borrower means that, after the Lender directly remits the loan funds to the loan issuing account based on the Borrower’s withdrawal application, the Borrower will independently pay the Borrower’s trading object to the purpose specified in this Contract.

Article XI The Borrower agrees that the Lender has the right to apply entrusted payment in accordance with the relevant state laws and regulations and the rules of regulators for the working capital loan in any of the following circumstances:

1. The credit business relationship is newly established with the Borrower, and the Borrower’s credit standing is average.

2. The object of payment is definite and the amount of single payment is relatively huge.

3. Other circumstances identified by the Lender.

The Borrower agrees that the starting point for a single entrusted payment under this Contract is RMB (currency) Five Million (in words). Within the validity period of this Contract, the Lender shall have the right to adjust the starting point of the amount of a single payment according to its management requirements.

If the amount of a single payment exceeds the above-mentioned starting point, the entrusted payment by the Lender shall apply. In other cases, independent payment by the Borrower shall be applicable.

Article XII For entrusted payment, the Borrower shall submit the withdrawal application and Power of Attorney for Payment of Loan Funds attached herein to the Lender _ _/_ _ days in advance, and provide the commercial contract, invoices, vouchers and other materials related to the payment as required by the Lender. After verification and confirmation by the Lender, the loan shall be directly remitted to the Borrower’s counterparty through the loan issuing account. If the Borrower’s withdrawal application does not meet the conditions under this Contract, the withdrawal application is inconsistent with this Contract, or the transaction information is incomplete or untrue, the Lender shall have the right to refuse to issue or pay the loans, without bearing any responsibility for the breach of this Contract to the counterparty or for any other losses arising therefrom. If the payment information provided by the Borrower is inaccurate and incomplete, resulting in delay or failure of fund payment, the Lender shall not be held responsible.

If the Borrower applies for suspending payment or withdrawing the payment entrustment, such application shall be made to the Lender in written before payment. After verification and confirmation by the lender, the entrusted payment may be suspended and the corresponding loan may be recovered. During this period, interest shall be charged on the corresponding loan according to this Contract.

The payment entrustment shall not be conditional. If the Borrower attaches conditions to the Power of Attorney for Payment of Loan Funds, the Lender shall not be bound to such conditions. Unless otherwise agreed in writing by both parties, the Borrower shall not be obliged to notify the receiver of entrusted payment, suspension of payment, withdrawal of payment, resumption of payment.

Article XIII For the independent payment by the Borrower, the Borrower shall submit the loan fund payment plan as required by the Lender. After the approval by the Lender, the loan fund shall be remitted to the loan issuing account according to the payment plan, and the Borrower shall make payment of pay loan as per the said payment plan. The Borrower shall report to the Lender the usage of the loan and the payment of the loan funds on a (monthly/quarterly) basis, and submit the actual payment list until the loan payment is completed.

Article XIV Where the Borrower is involved in any of the following circumstances during the loan payment, the Lender shall have the right to negotiate with the Borrower to add supplementary conditions to loan issuance and payment, or to change the loan payment methods or stop loan fund issuance and payment according to this Contract:

1. The Borrower’s credit standing worsens.

2. The main business is not highly profitable.

3. The loan fund is not used properly.

4. The loan fund is not paid as agreed.

5. The regulator adjusts the standards for entrusted payment.

The Lender shall have the right to require the Borrower to timely provide the records and materials on the use of loan funds. If the Lender finds that the Borrower fails to pay or use the funds for the purpose as agreed and breaches this Contract for other causes, the Lender shall have the right to announce the early maturity of the loan and investigate the liabilities of the Borrower for breach of this Contract, including but not limited to restriction or prohibition of the loan fund payment.

Chapter V Repayment

Article XV The Borrower shall repay the principal of the loan and pay the interest on schedule in accordance with the currency specified in the Contract, and remit the amount payable (principal and interest) to the repayment account on the repayment date specified in the Contract in accordance with the item 1 below; the specific repayment amount and date shall be subject to the repayment schedule (if any) provided by the Lender.

1. The interest shall be paid monthly, and the interest payment date shall be the 21st day of each month from the loan issue date; the principal shall be paid once due.

2. The repayment of principal and interest in equal amount on a monthly basis (interest is calculated on a daily basis), and the repayment date is the 21st of each month from the loan issue date.

3. The repayment of principal in equal amount on a monthly basis (interest is calculated on a daily basis), and the repayment date is the 21st of each month from the loan issue date.

4. The repayment of equal principal shall be made in ___ installments every 3 months (interest is calculated on a daily basis), and the repayment date shall be the 21st day of every three months from the loan issue date; if February *, 2020 is the loan issue date, then the repayment date is May 21, 2020, August 21, 2020, and so on.

5. The repayment of equal principal shall be made in __/__ installments every 6 months (interest is calculated on a daily basis), and the repayment date shall be the 21st day of every six months from the loan issue date; if the loan issue date is February *, 2020, then the repayment date is August 21, 2020, February 21, 2021, and so on.

6. The repayments in equal amount of the principal are paid back yearly in periods (the interest will be calculated daily), and the repayment date is the 21st of the corresponding month starting from the next year of the month where the loan date is issued, for example, if February *, 2020 is the loan issue date, the repayment date is February 21, 2021, February 21, 2022, and so on.

7.The repayment in equal amount of the principal in ___/___ periods (quarterly/semi-annual/annual) (the interest will be calculated daily); for quarterly repayment, the repayment date shall be the 21st of March, June, September and December of each year from the date of issuance date of load; for semi-annual repayment, the repayment date shall be the 21st of June and December of each year from the date of issuance date of load; for annual repayment, the repayment date shall be December 21 of each year from the date of issuance date of the loan; if there is no need to repay the loan on the repayment date in the month when the loan is issued, the repayment will be postponed to the next repayment date.

8. Agreement on other repayment methods: _________________________________________________________

If the loan is repaid on a monthly basis, the repayment shall start from the month following the issuance of the loan. The repayment date of the last installment is the maturity date of the loan, and the interest will be paid off with the principal. If the maturity date of the loan is not the Lender’s working day, the repayment will be postponed to the Lender’s first working day thereafter.

Article XVI If the maturity date of the loan is a legal holiday, the repayment shall be postponed to the first working day of the Lender, and the non-working day of the Lender shall be included in the actual occupation days of the loan. When the Borrower repays the principal of the last installment of the loan, the interest shall be settled with the principal and shall not be bound by the repayment date agreed in the Contract.

Article XVII The Borrower shall obtain the consent of the Lender 30 days in advance for prepayment. If the Lender agrees that the Borrower shall repay the loan in advance, the interest shall be calculated and collected according to the interest rate agreed in the Contract and the actual service life of the loan, and both parties shall separately agree as follows:________.

Article XVIII If the Borrower is unable to repay the loan under the Loan Contract on time and needs to extend the repayment, it shall formally submit a written application for extension of the loan to the Lender 30 working days before the maturity date of the loan. Upon examination and approval by the Lender, both parties shall separately sign an extension contract as a supplementary contract to the Contract.

Chapter VI Undertaking of Expenses

Article XIX All expenses arising from the conclusion and performance of the Contract shall be determined by both parties through negotiation, except for those whose undertaking subject is specified in laws, regulations and rules.

If there is any mortgage or pledge guarantee under the Contract, an evaluation institution approved by the Lender shall be entrusted to evaluate the value of the collateral or pledge and issue an evaluation report, and the relevant evaluation expenses shall be borne by the Lender _ (Borrower/Lender).

Article XX All expenses incurred by the Lender to realize the creditor’s rights (including but not limited to legal fees, arbitration fees, property preservation fees, travel expenses, execution fees, assessment fees, auction fees, notarial fees, service fees, announcement fees, lawyer fees, etc.) shall be borne by the Borrower.

Chapter VII Commitments and Warranties of the Borrower

Article XXI Loan applications shall be in compliance with laws and regulations: the Borrower is a legal person of enterprise (or the government-sponsored institution) established in accordance with the laws and is approved and registered by the competent government agency or other authorities that can be as borrowers as stipulated by the State; the Borrower has good credit and no major bad records; The purpose of the loan and the source of repayment are clear and legal; there are no other violations of laws and regulations.

Article XXII The act of signing the Contract is flawless: in order to sign the Contract or perform its obligations under the Contract, the Borrower has performed the necessary procedures in accordance with laws and regulations or the Articles of Association; the person who signs or seals this contract is the legal representative or authorized agent of the Borrower; the procedures of contract approval, registration or filing shall be actively handled or handled with the cooperation of the Lender;

Article XXIII The guarantee provided is legal and valid: the borrower ensures that the guarantor has performed the necessary procedures in accordance with laws and regulations or the Articles of Association of the Company in order to sign the Guarantee Contract or perform its obligations under the Guarantee Contract; the guarantor has the right to set up a guarantee with the collateral; the person who signs the Guarantee Contract is the authorized signatory; the guarantor shall be urged to actively handle or cooperate with the Lender in handling the approval, registration or filing procedures of the Guarantee Contract and the registration procedures of the guarantee; There are no other defects in the effectiveness of the guarantee or circumstances that may cause significant adverse changes.

Article XXIV The rights and obligations of the Contract shall be performed in good faith: the loan shall be used according to the time limit, purpose and method agreed in the Contract, and not be used to engage in illegal acts; the loan payment management, post-loan management and related inspections shall be conducted in cooperation with the relevant competent departments of the State and Lender; the loan shall be repaid in full and on time in accordance with the Contract, and not be evaded in any way; obtain the consent of the Lender before outgoing investment, substantial increase of debt financing, merger, division, equity transfer and other major issues; the Lender has the right to withdraw the loan in advance based on the status of Borrower’s depositing repayments in the designated account; in case of major adverse events affecting solvency, the Lender shall be informed in time; no other breaches of contractual obligations shall exist.

Article XXV The documents and materials provided by the Borrower regarding the Borrower, Guarantor and Shareholder are true, complete, accurate, legal and valid.

Article XXVI The Borrower has not had any litigation, arbitration or administrative procedures that have substantial adverse effects on its ability to perform its obligations under the Contract.

Article XXVII The Borrower declares that there is no violation of laws, regulations and rules related to environmental protection, energy conservation, emission reduction, and pollution reduction when entering into the Contract, and promises to strictly abide by the laws, regulations and rules related to environmental protection, energy conservation and emission reduction and pollution reduction; if the above statement of the Borrower is false or the above commitment has not been fulfilled, or the Borrower may have the risk of energy consumption and pollution, the Lender has the right to stop issuing the loan, or announce that the principal and interest of the loan are due ahead of schedule, or take other relief measures agreed in the Contract or permitted by law.

Chapter VIII Rights and Obligations of the Borrower

Article XXVIII The Borrower shall have the right to request the Lender to issue loans to the Borrower according to the terms and conditions agreed herein. However, if the Lender is unable to issue loans under the Contract due to changes in national macro-control policies, regulatory authorities’ requirements for the Lender to control the credit scale or investment direction, and other reasons other than those of the Lender, the Lender has the right to stop issuing loans or terminate the Contract.

Article XXIX The Borrower shall have the right to use the Loan for the purposes agreed herein.

Article XXX The Borrower shall have the right to require the Lender to keep the relevant financial information provided by the Borrower and the business secrets in production and operation confidential, unless otherwise provided by laws, regulations and rules, required by the competent authorities, or agreed by both parties.

Article XXXI The Borrower shall make withdrawals in accordance with this Contract and pay the principal and interest of the Loan on time and in full.

Article XXXII The Borrower shall provide various financial and accounting information, production and operation status information and other materials in accordance with the requirements of the Lender, including but not limited to providing the Lender with the balance sheet at the end of the previous quarter and the income statement as of the end of the previous quarter (public institutions shall provide the statement of income and expenditure) within ten working days before the first month of each quarter. At the end of the year, the Borrower shall timely provide the cash flow statement of the year, and ensure that the information provided is legal, true, complete, accurate and effective, and shall not provide false materials or conceal important business and financial facts.

Article XXXIII The Borrower shall notify the Lender in writing within 3 working days after the occurrence of any major adverse event affecting its solvency, guarantee ability of the Guarantor,or any other circumstance endangering the Lender’s rights, or any change in the name, legal representative (person in charge), domicile, business scope, registered capital or articles of association of the company (enterprise) and other business registration matters, and attach relevant materials after the change.

Article XXXIV The Borrower shall use the loan according to the purposes agreed in the Contract, shall not occupy, misappropriate the loan or use bank loans to engage in unlawful or illegal transactions; shall not use the loan for fixed-asset investment , equity investment and other investments, shall not use the loan for the fields and purposes prohibited by the state from production and operation, and shall not replace the liabilities arising from the Borrower’s investment in fixed-asset investment , equity investment and other investments, shall cooperate with and accept the Lender’s inspection and supervision for production, operation and financial activities of the Borrower as well as the use and payment of loans under the Contract, and shall cooperate with and accept the relevant requirements of the Lender’s post-loan management; shall not withdraw funds, transfer assets or use related party transactions to evade debts to the Lender; shall not use false contracts with related parties to discount or pledge bank funds or credit with bills receivable, accounts receivable and other creditor’s rights without actual trade background; and the Borrower shall pay the loan funds as agreed in the Contract, and shall not evade the entrusted payment of the Lender by breaking up the whole into parts.

Article XXXV The Borrower shall abide by the relevant national regulations on environmental protection in case that the Borrower uses the loan under the Contract for production and manufacturing.

Article XXXVI Before paying off the loan principal and interest to the Lender, the Borrower shall not use the assets formed by the loan under the Contract to provide guarantee to the third party without the consent of the Lender.

Article XXXVII If the Borrower is a group customer, the Borrower shall promptly report to the Lender any related transactions of more than 10% of the Borrower’s net assets, including the relationship among transaction parties, transaction item and nature, transaction amount or corresponding ratio and pricing policy (including transactions involving no amount or only nominal amount). Group customer means enterprises and institutions with the following characteristics:

1. Directly or indirectly controlling or being controlled by legal person of other enterprises and institutions in terms of creditor’s rights or business operations.

2. Jointly controlled by legal person of a third party enterprise or institution.

3. Under jointly direct control or indirect control of the main individual investors, key management personnel or close family members (including lineal relatives within three generations and collateral relatives within two generations).

4. Have other related relationships and transfer assets and profits not in accordance with the principle of fair price, and shall be regarded as credit management for the group customer.

Article XXXVIII The Borrower shall obtain the written consent of the Lender before carrying out major issues such as merger, separation, equity transfer, foreign investment and substantial increase in debt financing. However, the written consent of the Lender shall not affect the Lender’s right to use the remedies agreed in the Contract when the Lender believes that the above-mentioned acts may endanger the safety of the Lender’s creditor’s rights in the future.

Chapter IX Rights and Obligations of the Lender

Article XXXIX The Lender shall have the right to collect the principal, interest, penalty interest and compound interest of the debt in accordance with the provisions of the Contract, collect the fees payable by the Borrower, and have the right to directly transfer the above principal, interest and fees from the repayment account.

Article XL The Lender shall have the right to require the Borrower to provide information related to the loan, enter the Borrower’s business premises, investigate, examine and inspect the use of credit and the Borrower’s assets, financial status and business conditions. The Borrower shall provide support and have the right to supervise the Borrower’s use of the Loan according to the purposes agreed herein.

Article XLI The Lender shall be obligated to keep the information provided by the Borrower confidential, unless otherwise provided by laws, regulations and rules, required by the competent authorities, or agreed by both parties.

Article XLII The Lender shall have the right to require the Borrower to open the following account in the bank of the Lender as a special fund withdrawal account. The Borrower shall open the account according to the requirements of the Lender and sign the relevant account management agreement, and timely provide the Lender with the inflow and outflow of funds in the account, and accept the Lender’s management over the withdrawal of fund. The Lender shall have the right to recover the loan in advance according to the Borrower’s withdrawal of fund. The specific account information is as follows:

Opening Bank:______________________________________/_____________________

Account Number:___________________________________________________________

Unless approved by the Lender, the account for withdrawal of fund will not be open to online banking payment and circulating or exchange business.

Chapter X Event of Default and Remedies for Breach of Contract

Article XLIII Any of the following events shall constitute a breach of contract by the Borrower under the Contract:

1. The Borrower violates any provision of the Contract or any legal obligation.

2. The Borrower fails to fulfill the statements, commitments and guarantees made in the Contract.

3. The Borrower expressly states or implies by action that it will not perform any obligation under the Contract.

4. Fails to continuously meet any preconditions for loan issuance as agreed in the Contract.

5. The Borrower or the Guarantor (including but not limited to the Guarantor, Pledgor and Mortgagor, the same below) neglects to manage and exercise the right of recourse on its matured debt claims, or transfer property or other acts of evading debts by disposing of its major property without compensation, at an unreasonable low price or in other inappropriate ways.

6. The Borrower uses false contracts and arrangements entered with any third party, including but not limited to discounting or pledging receivables such as negotiable instruments without real trade background, to obtain funds or credit from the Lender or other banks.

7. The Borrower or the Guarantor violates other contracts (including but not limited to credit contracts, loan contracts and guarantee contracts) signed with the Lender or any debt securities issued by the Lender.

8. The Borrower or the Guarantor violates other contracts (including but not limited to credit contracts, loan contracts and guarantee contracts) signed with other banks or issue any debt securities.

9. The Guarantor of the Borrower violates the provisions of the guarantee contract (including but not limited to the guarantee contract, mortgage contract and pledge contract, the same below) or breaches any arrangement under the guarantee contract, or the guarantee contract is not effective, invalid or revoked; the value of the collateral is significantly reduced, lost, with ownership dispute, or sealed up, detained, frozen, deducted, retained, auctioned, etc.

10. Other events of default that affect the business activities of the Borrower and the Guarantor and the loan safety of the Lender, including but not limited to:

(1) The Borrower or the Guarantor has deficit in operation or financial condition, or incurs significant financial losses. Asset losses (including but not limited to asset losses due to its external guarantees) or other financial crises.

(2) The Borrower is subject to administrative penalty or criminal sanction or is involved in major legal disputes due to illegal business practices.

(3) The Borrower, the shareholder or the actual controller of the Borrower, the Legal Representative or the main administrative staff of the Guarantor are involved in major legal actions or their major assets are subject to compulsory measures such as property preservation or are subject to administrative penalties or criminal sanctions, or other events that lead to their inability to perform their duties normally.

(4) The guarantee provided by the Borrower or Guarantor to a third party has a significant adverse impact on its financial status or its ability to perform its obligations under the Contract.

(5) The Borrower or the Guarantor has separation, merger, major acquisition and reorganization, disposal of major assets, reduction of capital, closure, suspension of business for rectification, liquidation, reorganization, cancellation, dissolution, bankruptcy, revocation of business license, etc.

(6) Other circumstances that the Lender deems would impair the security of the loan.

Article XLIV In the event of any of the above-mentioned breach of Contract, the Lender shall be entitled to take any one or more of the following measures:

1. Require the Borrower and the Guarantor to correct defaults or other circumstances that are not conducive to the safety of loans within a time limit, implement other debt guarantee measures or provide other effective guarantees.

2. Calculate and collect default interest and compound interest as agreed in the Contract until the principal and interest are paid off when the Borrower fails to use or repay the loan or pay the interest payable as agreed.

If the loan is overdue for less than 90 days (including 90 days), the repayment order of the loan principal and interest shall be: (1) Charges; (2) Interest, default interest and compound interest; (3) Principal.

If the loan is overdue for more than 90 days, the repayment order of the loan principal and interest shall be: (1) Charges; (2) Principal; (3) Interest, default interest and compound interest.

The Lender shall have the right to adjust the above repayment order.

3. Reduce or cancel the loan amount of the Borrower, stop issuing loans, collect the issued loans ahead of their due dates, require the Borrower to immediately repay all due and undue principal, interest and expenses under the Contract, and announce the maturity of loans under other loan contracts signed by the Borrower and the Lender.

4. Receive corresponding amounts in Renminbi or other currencies from the Borrower’s accounts opened by the Lender or all branches of the Lender’s system without prior notice; if it is necessary to go through the formalities for settlement and sale of foreign exchange or foreign exchange trading, the Borrower shall be obligated to assist the Lender in handling the procedures of foreign exchange settlement and sale or foreign exchange trading, and the Borrower shall bear the exchange rate risks.

5. Require the Borrower to compensate for its damages and other legal liabilities.

6. Exercise security rights and take corresponding asset preservation measures and other legal measures.

7. Other remedies for breach of contract that the Lender is entitled to take.

Chapter XI Others

Article XLV Any extension, preference or postponement granted by the Lender to the Borrower shall not affect, impair or limit the Lender’s rights under the Contract and laws and regulations; and shall not be deemed to be a waiver of the Lender’s rights and interests under the Contract, nor shall it affect any of the Borrower’s or Lender’s responsibilities and obligations under the Contract.

Article XLVI If any provision of this Contract is illegal, invalid or unenforceable at any time, the legality, validity or enforceability of other provisions of this Contract will not be affected or impaired in any way.

Unless there is reliable and definite evidence to the contrary, the Lender’s internal accounting records about the principal, interest,compound interest,default interest, expenses and repayment records, the documents and vouchers produced or retained by the Lender in the process of the Borrower’s withdrawal, repayment, payment of interest and other business, as well as the records and vouchers of the Lender’s collection of loans, shall constitute the confirmation evidence effectively proving the creditor’s rights relationship between the Borrower and the Lender. The Borrower shall not raise any objection just on the ground that the above records, documents and vouchers are made or retained by the Lender unilaterally.

Article XLVII Any alterations and additions to the present Contract are valid only in written form and are properly signed by the Parties of the Contract.

Article XLVIII The headings of the Contract are for convenience of reading only and shall not be used for the interpretation of the Contract or any other purpose. The options selected and filled contents in the Contract shall have the same legal effect as the printed contents of the Contract.

Article XLIX Confirmation and Notification of Delivery Address

1. Confirmation of Delivery Address

(1) The contact information and delivery address hereunder are as follows:

Address of the Borrower: No. 702, Block A, Building 5, Software Industry Base, Shenzhen City; Addressee: Yu Shibin; Tel: 15817405072; Fax: ______, E-mail: ______.

Address of the Lender: 3rd Floor, Phase II, Zhuoyue Shidai Square, Futian District; Recipient: China Resources Bank of Zhuhai Co., Ltd. Shenzhen Branch.

(2) Both parties agree that the above contact information and delivery address shall apply to all non-litigation notices, agreements and other documents of the parties; serve as the delivery address in judicial proceedings after the contract is performed and disputes arise. The scope of application includes arbitration, first instance, second instance, retrial and execution procedures for cases entering the judicial procedure. Once the legal document has been sent (mailed) by the court (arbitration institution) to the party according to the above address, it shall be deemed to have been delivered whether signed or not, or signed by whomsoever.

(3) Both parties agree that the court (arbitration institution) may use the fax and e-mail confirmed above to deliver legal documents.

(4) In case of any change of the aforesaid contact information and service address of either party hereto, it shall immediately notify the other party in writing; if the judicial procedure has been entered, the court (arbitration institution) shall be notified in writing in a timely manner.

If the parties fail to perform the notification obligation as set forth above, the contact information and delivery address confirmed by the parties shall be deemed to be the valid delivery address. In case of the legal documents are not actually received by one party for the reason that the party provides inaccurate delivery address, fails to timely notify other parties and court (arbitration institution) the change of delivery address, or the party or the designated recipient refuses to receive the legal documents, if it is delivered by mail, the date of return of the legal document shall be deemed as the date of delivery; for direct delivery, the date on which the addressee records the situation on the service receipt on the spot shall be deemed as the date of delivery; if the obligation to notify the change of delivery address is fulfilled, the changed delivery address shall be valid. For the contact information and delivery address explicitly agreed by one party herein, the court (arbitration institution) may directly mail the legal documents. Even if a party fails to receive the legal document served by mail from the court, it shall be deemed to have been delivered as stipulated in the Contract.

In case of that the dispute is to be solved by judicial process, if one party responds to the lawsuit and directly submits a confirmation letter of delivery address to the court (arbitration institution), when the confirmed address is inconsistent with the delivery address confirmed before the lawsuit, the confirmed delivery address submitted to the court (arbitration institution) shall prevail.

2. Notification

Where the Lender sends the notice by way of announcement on its website, online banking, telephone banking, mobile banking or business outlets, the date of announcement shall be deemed as the date of delivery. Under no circumstances shall the Lender be responsible for any transmission errors, omissions or delays in mail, fax, telephone or any other communication system.

Article L If the Lender needs to entrust other branches of China Resources Bank of Zhuhai Co., Ltd. to perform its rights and obligations under the Contract due to business needs, the Borrower shall approve this. Other branches of China Resources Bank of Zhuhai Co., Ltd. authorized by the Lender shall have the right to exercise all rights under the Contract, and have the right to bring a lawsuit to the court or submit the dispute under the Contract to the arbitration institution for adjudication.

Chapter XII Effectiveness, Alteration and Termination of Contract

Article LI The Contract shall be signed by the legal representatives or authorized agents of both parties to the Contract and shall come into effect after both parties affix their seals.

Article LII After the Contract comes into effect, unless otherwise stipulated by laws and regulations and the Contract, neither party may unilaterally change or terminate the Contract in advance. If it is necessary to change or terminate the Contract, both parties shall reach a written contract through negotiation.

The terms of the Contract remain in effect until the written contract is reached.

Chapter XIII Application of Laws and Settlement of Disputes

Article LIII The laws of the People’s Republic of China (excluding the laws of Hong Kong, Macao and Taiwan) shall apply to the Contract and any matters involved herein. Disputes arising from the performance of this Contract by both parties shall first be settled by both parties through negotiation. If the negotiation fails, it can be resolved by the following 1st method:

1. Litigation. It shall be under the jurisdiction of the people’s court in the place where the Lender is located.

2. Arbitration. The dispute shall be submitted to___________/_________(full name of arbitration institution) for arbitration in accordance with the arbitration rules in effect at the time of submitting the application for arbitration. The arbitration award shall be final and binding on both parties.

During the litigation or arbitration, the provisions of this Contract that do not involve the disputes shall still be performed.

Chapter XIV Supplementary Provisions

Article LIV The Lender has the right to require the Borrower to provide the relevant information required by the Lender, and has the right to query and use the credit reports and relevant information of the Borrower through the basic financial credit information database or other information systems recognized or approved by the competent national authorities such as credit bureaus established in accordance with the law in the process of contract performance and post-loan management;

The Lender has the right to provide the information related to the Contract (including bad information such as the Borrower’s breach of contract) and other relevant information (including basic information of the Borrower, credit transaction information such as transaction records formed in credit granting and external guarantee and other relevant credit information) to the basic financial credit information database or other credit reference institutions established in accordance with the law, regulations or other regulatory documents or the requirements of the financial regulatory authority.

Article LV The Lender may transfer the creditor’s rights under this Contract to any third party without the prior consent of the Borrower, and only need to notify the Borrower in writing.

Article LVI For matters covered in this Contract, both parties may reach a written supplementary contract separately.

Article LVII The Contract is made in duplicate, one for the Borrower, one for the Lender and the other ___________, which shall have the same legal effect.

Article 58 Other matters agreed upon by both parties:_____________________________

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(This page is for signature, and it is with no text)

The Contract was signed by the Borrower and the Lender on November 18, 2020. The Borrower confirms that when signing the Contract, both the Borrower and the Lender have explained and discussed all the terms in detail, both parties have no doubt about all the terms of the Contract and have an accurate understanding of the legal significance of the parties’ rights, obligations and limitation or exemption clauses.

The Borrower (Official Seal): United Time Technology Co., Ltd. (Seal Affixed)

Legal Representative or Authorized Agent: Bao Minfei (Seal Affixed)

The Lender (Seal): China Resources Bank of Zhuhai Co., Ltd. Shenzhen Branch

China Resources Bank of Zhuhai Co., Ltd. Shenzhen Branch (Seal Affixed)

Legal Representative or Authorized Agent: Zhao Yuwu (Seal Affixed)